                                                     Exhibit to Item 23(d)(1)(c)


                                    EXHIBIT A

                          Investment Advisory Agreement
                       Between Nationwide Mutual Funds and
                       Villanova Mutual Fund Capital Trust

                        Effective _____________ ___, 2001

FUNDS OF THE TRUST                                   ADVISORY FEES
------------------                                   -------------
------------------------------------------------------------------------------
Gartmore Total Return Fund                  0.60% on assets up to $250 million
  (formerly "Nationwide Fund")              0.575% on assets of $250 million and more but less than $1 billion
Gartmore Growth Fund                        0.55% on assets of $1 billion and more but less than $2 billion
  (formerly "Nationwide Growth Fund")       0.525% on assets of $2 billion and more but less than $5 billion
                                            0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund           0.70% on assets up to $250 million
                                            0.675% on assets of $250 million and more but less than $1 billion
                                            0.65% on assets of $1 billion and more but less than $2 billion
                                            0.625% on assets of $2 billion and more but less than $5 billion
                                            0.60% for assets of $5 billion and more

Gartmore Millennium Growth Fund             1.03% on assets up to $250 million
(formerly Nationwide Mid Cap                1.00% on assets of $250 million and more but less than $1 billion
Growth Fund)                                0.97% on assets of $1 billion and more but less than $2 billion
                                            0.94% on assets of $2 billion and more but less than $5 billion
                                            0.91% for assets of $5 billion and more


Nationwide Growth Focus Fund(1)             0.90% on assets up to $500 million
                                            0.80% on assets of $500 million and more but less than $2 billion
                                            0.75% on assets of $2 billion and more

Gartmore Global Technology and              0.98% of the Fund's average daily net assets
   Communications Fund (formerly
   Nationwide Global Technology and
   Communications Fund

Gartmore Global Health Sciences Fund        1.00% of the Fund's average daily net assets
  (formerly "Nationwide Global Life
    Sciences Fund)

Gartmore Growth 20 Fund(2)                  0.90% on assets up to $500 million (formerly Nationwide Focus Fund)
                                            0.80% on the next $1.5 billion in assets
                                            0.75% on assets of $2 billion and more

NorthPointe Small Cap Value Fund            0.85% of the Fund's average daily net assets

------------------------------------------------------------------------------

                          Investment Advisory Agreement
                       Between Nationwide Mutual Funds and
                       Villanova Mutual Fund Capital Trust

                         Effective ___________ ___, 2001


FUNDS OF THE TRUST                                   ADVISORY FEES
------------------                                   -------------

Nationwide Bond Fund                        0.50% on assets up to $250 million
Nationwide Tax Free Income Fund             0.475% on assets of $250 million and more but less than $1 billion
Nationwide Long-Term U.S. Government        0.45% on assets of $1 billion and more but less than $2 billion
   Bond Fund                                0.425% on assets of $2 billion and more but less than $5 billion
Nationwide Government Bond Fund             0.40% for assets of $5 billion and more
   (formerly Nationwide Intermediate
   U.S. Government Bond Fund)

Nationwide High Yield Bond Fund             0.55% on assets up to $250 million
                                            0.525% on assets of $250 million and more but less than $1 billion
                                            0.50% on assets of $1 billion and more but less than $2 billion
                                            0.475% on assets of $2 billion and more but less than $5 billion
                                            0.45% for assets of $5 billion and more

--------------------------------------------------------------------------------------------------------

Nationwide Money Market Fund                0.40% on assets up to $1 billion
                                            0.38% on assets of $1 billion and more but less than $2 billion
                                            0.36% on assets of $2 billion and more but less than $5 billion
                                            0.34% for assets of $5 billion and more

--------------------------------------------------------------------------------------------------------

Nationwide S&P 500                          0.13% on assets up to $1.5 billion
   Index Fund                               0.12% on assets of $1.5 billion and more but less than $3 billion
                                            0.11% on assets of $3 billion and more

Nationwide Small Cap Index Fund             0.20% of average daily net assets

Nationwide Mid Cap Market Index Fund        0.22% of average daily net assets

Nationwide International Index Fund         0.27% of average daily net assets

Nationwide Bond Index Fund                  0.22% of average daily net assets

Nationwide Large Cap Value Fund             0.75% on assets up to $100 million
  (formerly "Prestige Large Cap             0.70% on assets of $100 million and more
    Value Fund")

Prestige Balanced Fund                      0.75% on assets up to $100 million
                                            0.70% on assets of $100 million and more

Nationwide Large Cap Growth Fund            0.80% on assets up to $150 million
  (formerly "Prestige Large Cap             0.70% on assets of $150 million and more
   Growth Fund")

Nationwide Small Cap Fund                   0.95% on assets up to $100 million

 (formerly "Prestige
  Small Cap Fund")                          0.80% on assets of $100 million and more

Prestige International Fund                 0.85% on assets up to $200 million
                                            0.80% on assets of $200 million and more

Nationwide Investor Destinations Aggressive Fund                0.13% of average daily net assets
  (formerly "Investor Destinations Aggressive Fund")
Nationwide Investor Destinations Moderately Aggressive Fund
  (formerly "Investor Destinations Moderately Aggressive Fund")
Nationwide Investor Destinations Moderate Fund
  (formerly "Investor Destinations Moderate Fund")
Nationwide Investor Destinations Moderately Conservative Fund
  (formerly "Investor Destinations Moderately Conservative Fund")
Nationwide Investor Destinations Conservative Fund
  (formerly "Investor Destinations Conservative Fund")

-----------------------

1 Performance Fee for the Nationwide Growth Focus Fund

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months* preceding the end of that month, relative to the investment performance of the Fund's benchmark, the Russell 1000 Growth Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the Russell 1000 Growth Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million              +/- 22 basis points
Next $1.5 billion in assets                +/- 18 basis points
Assets of $2 billion and more              +/- 16 basis points

The investment performance of the Nationwide Growth Focus Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Russell 1000 Growth Index Performance:

The performance of the Russell 1000 Growth Index for a calculation period, expressed as a percentage of the Russell 1000 Growth Index, at the beginning of such period will be the sum of: (1) the change in the level of the Russell 1000 Growth Index during such period; and (2) the value, as calculated consistent with the Russell 1000 Growth Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Russell 1000 Growth Index. For this purpose, cash distributions on the securities that comprise the Russell 1000 Growth Index will be treated as if they were reinvested in the Russell 1000 Growth Index at least as frequently as the end of each calendar quarter following payment of the dividend.

* After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty six months after commencement of operations, the performance fee will be applied completely.

2 Performance Fee for the Gartmore Growth 20 Fund

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months* preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million              +/- 22 basis points
Next $1.5 billion in assets                +/- 18 basis points
Assets of $2 billion and more              +/- 16 basis points

The investment performance of the Gartmore Growth 20 Fund will be the sum of:
(1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

* After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty six months after commencement of operations, the performance fee will be applied completely.



VILLANOVA MUTUAL FUND CAPITAL TRUST            NATIONWIDE MUTUAL FUNDS


By: ___________________________                By: _____________________________


Title: ________________________                Title: __________________________